Exhibit 5.1

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

May 28, 2019

Diffusion Pharmaceuticals Inc.

1317 Carlton Avenue, Suite 200

Charlottesville, VA 22902

Re:          Prospectus Supplement to Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as counsel to Diffusion Pharmaceuticals Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of 1,317,060 shares (the “Offered Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), pursuant to the Registration Statement on Form S-3 (File No. 333-231541) (the “Registration Statement”), which was originally filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on May 16, 2019, and was declared effective on May 22, 2019, and the related prospectus contained therein, dated May 22, 2019 (the “Base Prospectus”) and the prospectus supplement, dated May 23, 2019 (the “Prospectus Supplement,” and, together with the Base Prospectus, the “Prospectus”). All of the Offered Shares are to be sold by the Company as described in the Registration Statement and the related Prospectus.

In connection with this opinion (this “Opinion”), we have examined originals or copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of: (i) the Registration Statement and the related Prospectus; (ii) the Company’s Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on June 18, 2015 (as amended to date); (iii) the Company’s Amended and Restated Bylaws effective as of January 8, 2016; (iv) the Securities Purchase Agreement dated May 23, 2019 (the “Securities Purchase Agreement”) by and between the Company and each of the purchasers party thereto (the “Purchasers”); (v) minutes evidencing corporate action of the Company authorizing the issuance and sale of the Shares; and (vi) a certificate of an officer of the Company as to matters of fact material to this Opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of parties (other than the Company) to all documents.

We have further assumed that the Offered Shares will be issued and sold in the manner stated in the Registration Statement and the related Prospectus, and in compliance with the applicable provisions of the Act and the rules and regulations of the Commission thereunder and the securities or blue sky laws of various states and the terms and conditions of the Securities Purchase Agreement.

Our opinions set forth herein are based solely upon the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof, and we express no opinion with respect to any other laws, rules or regulations (including, without limitation, the application of the securities or “Blue Sky” laws of any state to the offer and/or sale of the Offered Shares).

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Offered Shares have been duly authorized for issuance by the Company and, when the Offered Shares have been duly registered on the books of the transfer agent and registrar in the name and on behalf of the purchasers and have been issued by the Company and delivered against payment therefor in accordance with the terms of the Securities Purchase Agreement, the Offered Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this Opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on May 28, 2019 and as an exhibit to any application under the securities or other laws of any state of the United States which relate to the offer and sale of the Offered Shares. We further consent to the use of our name under the heading “Legal Matters” in the Prospectus Supplement related to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

This Opinion is furnished to you in connection with the closing of the offer and sale of the Offered Shares and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This Opinion is furnished as of the date hereof and we disclaim any undertaking to update this Opinion after the date hereof or to advise you of any subsequent changes of the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours, /s/ Dechert LLP Dechert LLP